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                                                                 Exhibit (g)(19)

                          NORTHERN INSTITUTIONAL FUNDS

                   ADDENDUM NO. 12 TO THE CUSTODIAN AGREEMENT
                   ------------------------------------------

     This Addendum No. 12, dated as of the 29th day of April, 2003, is entered into between THE NORTHERN INSTITUTIONAL FUNDS (the "Trust"), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern have entered into a Custodian Agreement (the "Agreement") dated June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated October 8, 1996, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated December 1, 1997, Addendum No. 6 dated January 27, 1998, Addendum No. 7 dated March 31, 1998, Addendum No. 8 dated October 5, 1999, Addendum No. 9 dated March 1, 2001 and Addendum No. 10 dated July 31, 2001 and Addendum No. 11 dated October 30, 2001, pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, Intermediate Bond Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio, Core Bond Portfolio and Liquid Assets Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust is establishing the Prime Obligations Portfolio (the "Portfolio"), and it desires to retain Northern under the terms of the Agreement to act as the custodian for the Portfolio, and Northern is willing to so act;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Trust hereby appoints Northern custodian to the Trust for the Portfolio for the period and on the terms set forth in the Agreement. Northern hereby accepts such appointment and agrees to render the services set forth in the Agreement for the compensation therein provided.

     2. Capitalized Terms. From and after the date hereof, the term "Portfolio" as used in the Agreement shall be deemed to include the Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     3. Miscellaneous. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

                                          NORTHERN INSTITUTIONAL FUNDS


Attest: /s/ James D. Grassi               By:    /s/ Eric K. Schweitzer
        ------------------------------           -------------------------------

                                          Name:  Eric K. Schweitzer
                                                 -------------------------------

                                          Title: Vice President
                                                 -------------------------------

                                          THE NORTHERN TRUST COMPANY


Attest: /s/ James D. Grassi               By:    /s/ Eric K. Schweitzer
        ------------------------------           -------------------------------

                                          Name:  Eric K. Schweitzer
                                                 -------------------------------

                                          Title: Senior Vice President
                                                 -------------------------------


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